Exhibit 99.1

Forest Alaska Operating LLC Lender Update CONFIDENTIAL PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION THESE MATERIALS MAY NOT BE USED OR RELIED UPON FOR ANY PURPOSE OTHER THAN AS SPECIFICALLY CONTEMPLATED BY A WRITTEN AGREEMENT WITH CREDIT SUISSE.

Forest Alaska Preliminary Operational Overview Forest Alaska Operating LLC, (“Forest Alaska” or “FAO”) would like to provide an update on financial and operational performance for the quarter ended 12/31/06 and request an amendment to Q1 covenants Production from FAO assets is 99% of forecast for three months ended 12/31/06 Positive production results were offset by deferred production caused by downhole pump failures at McArthur River Estimated unaudited sales volumes are anticipated to be below forecast for Q1 2007 primarily due to a scheduled oil shipment being delayed from 3/26/07 to 4/5/07 (i.e., Oil was held up in storage tanks and not sold as planned in 1Q07) Realized prices were as projected as hedges offset significant price decline Downhole pump failures at McArthur River and preparation for capital program significantly increased Chevron’s lease operating expenses Year end reserves were 31 MMboe with a SEC PV-10% of $613 million Cash on hand in FAO at 12/31/06 was approximately $14 million $187.5 million of interest rate locks were executed at a LIBOR rate of 4.90% effective April 2007 Announced sale of FAO underway with bids due end of April If acceptable bid received, closing targeted by 5/30/07

Forest Alaska Sales Volumes Summary Hardcoded EBITDA for April to October 2006 referred to Forest Oil sales volumes which related to FAO assets EBITDA definition failed to include November / December sales volumes for Forest Oil which related to FAO assets These volumes produced before 11/1/06 but not sold until after 11/1/06 Sales Volume Analysis We are requesting these sales be included in 4Q06 to be consistent with other quarters and the intent of the EBITDA calculations (Mboe) Original Asset FAO GAAP Difference Q2 2006 Sales Volumes 719 719 0 Q3 2006 Sales Volumes 568 568 0 October 2006 Sales Volumes 109 109 0 November / December 2006 Sales Volumes 225 396 171 1,621 1,792 171 Total Sales Volumes

Lease Operating Expense ESP failures not only negatively impacted production but increased operating costs related to repairs 2006 LOE Analysis * Estimated unaudited ($ in thousands) Three Months Ended 12/31/06* Planned $11,370 Actual 14,576 Negative variance ($3,206) $5,366 $6,533 $4,988 $3,581 $6,003 $4,076 $2,570 $4,071* $7,935* April May June July August September October November December Operating Expenses Production and Property Taxes

Forest Alaska EBITDA Summary EBITDA is negatively impacted $5.6 million by definitional flaw 1Q07 EBITDA will be negatively affected by delayed oil shipments ($ in millions) 4Q06 EBITDA as recorded $3.8 Inclusion of Nov / Dec sales volumes 5.6 Adjusted EBITDA amounts 9.4 (1) (1) Represents requested hardcode amount in amendment.

Forest Alaska EBITDA Summary (Cont’d) Lease operating expenses in 4Q06 was higher than trend and forecast due to substantial increase in December Reported reason for increase is ESP failures and preparation for capital program * Estimated unaudited 4Q06 Reconciliation to Forecasted EBITDA ($ in millions) Actual (1)* Forecast Difference Production (Mboe) 505 509 (4) Revenue $25,194 $25,344 ($150) LOE 14,576 11,370 3,206 G&A 1,201 1,203 (2) EBITDA $9,417 $12,771 ($3,354) (1) Includes 171,000 bbls EBITDA definition oversight.

Sales Process Update Announced sale of assets underway with bids due end of April 2007. Closing expected by May 30, 2007. Data room has been opened Indicative bids are due 4/26/07 PSA expected to be signed shortly thereafter Estimated closing date targeted to be 5/30/07

Cautionary Statements The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms “probable” and “possible” reserves, reserve “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines strictly prohibit Forest from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by us. Investors are urged to consider closely the disclosure in Forest’s Form 10-K for fiscal year ended December 31, 2006, available from Forest at 707 17th Street, Suite 3600, Denver, CO 80202, Attention: Investor Relations. You can also obtain this form from the SEC by calling 1-800-SEC-0330. This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Forest assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this presentation are based on management's current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that its future natural gas and liquids production, revenues and expenses and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas. These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in Forest's 2006 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Also, the financial results of Forest's foreign operations are subject to currency exchange rate risks. Any of these factors could cause Forest's actual results and plans to differ materially from those in the forward-looking statements.